UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2006

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XL CAPITAL LTD
(Exact name of registrant as specified in its charter)

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Cayman Islands	1-10804	98-0191089
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

XL House, One Bermudiana Road, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 292 8515

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 29, 2006, the conditions to the effectiveness of an amendment (the “Amendment”) to the quota share reinsurance treaty (the “Treaty”) among certain subsidiaries of XL Capital Ltd (the “Company”) and Cyrus Reinsurance Limited (“Cyrus Re”) were satisfied. Cyrus Re is a Bermuda domiciled reinsurance company that provides reinsurance coverage for property catastrophe reinsurance and retrocession treaties underwritten by these subsidiaries within the reinsurance segment of the Company. The Treaty covers the 2006 and 2007 underwriting periods, with a final risk period ending July 1, 2008. The Amendment permits the issuance of a limited amount of indebtedness by Cyrus Re, subject to certain conditions.

Cyrus Re had originally contributed $525 million into a trust for the benefit of the ceding companies (the “Trust”) to support the 2006 and 2007 coverages to be ceded by them to Cyrus Re (subject to release from time to time if certain tests are met). Total capitalization was determined principally based on a multiple of the 1,000 year modeled aggregate expected loss to Cyrus Re for the 2006 and 2007 underwriting periods in respect of the business to be ceded for such periods. At December 1, 2006, after giving effect to the operation of the Treaty and the additional contributions to the Trust required by the Amendment, there was approximately $635 million (excluding accumulated premium and investment income) held in the Trust to support cessions under the Treaty, as amended.

Highfields Capital Management LP, an investment management company in which the Company holds a significant minority economic interest, manages certain private investment funds which hold in the aggregate approximately 50% of the equity interest in the parent of Cyrus Re. While subsidiaries of the Company are investors in certain of these funds, they did not participate in the investments in Cyrus Re's parent by these funds. These subsidiaries will, however, indirectly benefit from any management and performance fees earned by the investment management company on the investments made by its managed funds in Cyrus Re's parent and any other fees earned by the management company as a result of the Treaty, as it does on other investments by these funds. The Company also expects to be a minority co-investor, along with the principals and owners of Highfields Capital Management LP, in another investment management enterprise that manages money for the Company and that has other clients which invested in Cyrus Re's parent. The Company's funds managed by this enterprise will not be invested in such parent, but the Company will in the ordinary course share in any management fees earned by this enterprise as a result of investments by its other clients in such parent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2006

XL CAPITAL LTD
(Registrant)

By:      /s/ Kirstin Romann Gould
Name: Kirstin Romann Gould
Title:  Secretary